Exhibit 32.2

Certification of the Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with Amendment No. 1 on Form 10-K/A filed with the Securities and Exchange Commission on the date hereof (the “Report”) to the Annual Report on Form 10-K of PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) for the year ended December 31, 2003, I, Kevin F. McLaughlin, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin F. McLaughlin
Name:	Kevin F. McLaughlin
Title:	Chief Financial Officer
Date:	May 7, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PRAECIS PHARMACEUTICALS INCORPORATED and will be retained by PRAECIS PHARMACEUTICALS INCORPORATED and furnished to the Securities and Exchange  Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.  This certification shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference.